Exhibit 10.3(1)

AMENDMENT NO. 1
TO MASTER REPURCHASE AGREEMENT

                This FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”) is dated as of May 10, 2005 and is entered into by and among FIELDSTONE INVESTMENT CORPORATION (“FIC” and a “Seller”), FIELDSTONE MORTGAGE COMPANY (“FMC” and a “Seller”, and together with FIC, the “Sellers””) and MERRILL LYNCH BANK USA (the “Buyer”) to that certain Master Repurchase Agreement dated as of November 12, 2004 (the “Existing Repurchase Agreement”, as amended by this Amendment, the “Repurchase Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

RECITALS

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.           Existing Indebtedness.  Schedule 2 of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with Exhibit A hereto.

SECTION 2.           Takeout Investors.  Schedule 3 of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with Exhibit B hereto.

SECTION 3.           Future Amendments.  As of the Amendment Effective Date, Buyer and Sellers agree that further amendments to Schedule 2 and Schedule 3 of the Existing Repurchase Agreement may be consented to by Buyer in writing (which may include electronic transmissions).

SECTION 4.           Conditions Precedent.  This Amendment shall become effective on May 10, 2005 (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

4.1           Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)           this Amendment, executed and delivered and duly authorized officers of the Buyer, the Sellers and the Guarantor; and

(b)           such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5.           Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6.           Fees.  The Seller agrees to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

SECTION 7.           Confidentiality.  The parties hereto acknowledge that this Amendment, the Existing Repurchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and the Seller agree that, unless otherwise directed by a court of competent jurisdiction or as is necessary to do so in working with governmental agencies or regulatory bodies in order to comply with any applicable federal or state laws, they shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

SECTION 8.           GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9.           Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 10.         Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH BANK USA,
as Buyer

By:
Name:
Title:

Seller:	FIELDSTONE INVESTMENT CORPORATION,
as Seller

By:
Name:
Title:

Seller:	FIELDSTONE MORTGAGE COMPANY,
as Seller

By:
Name:
Title:

EXHIBIT A TO AMENDMENT NO. 1

SCHEDULE 2

EXISTING INDEBTEDNESS

Indebtedness pursuant to the Revolving Credit and Security Agreement, dated March 13, 2001, by and between Countrywide Warehouse Lending and Fieldstone Mortgage Company as amended from time to time

Indebtedness pursuant to the 4/04 Amended and Restated Senior Secured Credit Agreement, dated April 21, 2004, among Fieldstone Investment Corporation, Fieldstone Mortgage Company and JPMorgan Chase Bank

Indebtedness pursuant to the Credit Agreement, dated July 23, 2003, between Fieldstone Mortgage Company and Guaranty Bank as amended from time to time

Indebtedness pursuant to the Mortgage Loan Purchase and Sale Agreement, dated July 23, 2003, by and between Fieldstone Mortgage Company and Guaranty Bank as amended from time to time

Indebtedness pursuant to the Amended and Restated Master Repurchase Agreement, dated March 31, 2005, among Credit Suisse First Boston Mortgage Capital LLC, Fieldstone Mortgage Company and Fieldstone Investment Corporation as amended from time to time

Indebtedness pursuant to the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated December 31, 2003, among Lehman Brothers Bank, FSB, Fieldstone Investment Corporation and Fieldstone Mortgage Company as amended from time to time

Indebtedness pursuant to (i) the Subordinated Amended and Restated Revolving Promissory Note made by FIC to the order of FMC dated as of March 31, 2005 in the original principal amount of Fifty Million Dollars ($50,000,000) and (ii) the Subordinated Amended and Restated Revolving Promissory Note made by FMC to the order of FIC dated as of March 31, 2005 in the original principal amount of Two Hundred Million Dollars ($200,000,000).

Indebtedness in connection with Acceptable SPVs relating to Structured Securities Debt:

•              Fieldstone Mortgage Investment Corporation — Series 2003-1

•              Fieldstone Mortgage Investment Trust — Series 2004-1

•              Fieldstone Mortgage Investment Trust — Series 2004-2

•              Fieldstone Mortgage Investment Trust — Series 2004-3

•              Fieldstone Mortgage Investment Trust — Series 2004-4

Ex. A-1

EXHIBIT B TO AMENDMENT NO. 1

SCHEDULE 3

TAKEOUT INVESTORS

Auroa Loan Services

Countrywide Home Loans

CSFB

Household

Leader Mortgage

Lehman Bros.

Morgan Stanley

National City Mortgage

Regions Mortgage

WAMU

Wells Fargo

GMAC RFC

Suntrust

Chase

RBMG

Bear Stearns

EMC Mortgage

Irwin Mortgage

Citi Mortgage
Fieldstone Investment Corporation
J.P. Morgan Mortgage Acquisition Corp.

Ex. B-1